EXHIBIT 10.1











                        STOCK PURCHASE AGREEMENT

                       DATED AS OF MARCH 24, 1998

                                BETWEEN

                        MARGATE INDUSTRIES, INC.

                                   AND

                         WESLEY INDUSTRIES, INC.









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                                  INDEX
                                  -----


SECTION
1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.  PURCHASE AND PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . .2
    2.1   PURCHASE OF THE SELLER SHARES. . . . . . . . . . . . . . . . .2
    2.2   PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . .2

3.  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
    3.1   CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . .3
    3.2   ACTIONS TO BE TAKEN AT THE CLOSING . . . . . . . . . . . . . .3

4.  THE SELLER'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . .5
    4.1   ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION;
          DUE EXECUTION; NO CONFLICTS. . . . . . . . . . . . . . . . . .5
    4.2   CAPITALIZATION.. . . . . . . . . . . . . . . . . . . . . . . .6
    4.3   GUARANTEES . . . . . . . . . . . . . . . . . . . . . . . . . .6
    4.4   RELATED PARTIES. . . . . . . . . . . . . . . . . . . . . . . .6
    4.5   BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
    4.6   INDEPENDENT DECISION.. . . . . . . . . . . . . . . . . . . . .7

5.  BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . . . .7
    5.1   ORGANIZATION; POWER AND AUTHORITY. . . . . . . . . . . . . . .7
    5.2   AUTHORIZATION; DUE EXECUTION; NO CONFLICTS.. . . . . . . . . .7
    5.3   BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
    5.4   INVESTMENT INTENT. . . . . . . . . . . . . . . . . . . . . . .8
    5.5   NEW BYLAWS.. . . . . . . . . . . . . . . . . . . . . . . . . .8
    5.6   COMMISSION AGREEMENT.. . . . . . . . . . . . . . . . . . . . .8

6.  SURVIVAL OF OBLIGATIONS AND REPRESENTATIONS AND WARRANTIES.. . . . .8

7.  CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATION TO CLOSE.. . . . . .8
    7.1   BUYER'S CONDITIONS PRECEDENT.. . . . . . . . . . . . . . . . .8
    7.2   THE SELLER'S CONDITIONS PRECEDENT. . . . . . . . . . . . . . .9
    7.3   MUTUAL CONDITION PRECEDENT.. . . . . . . . . . . . . . . . . .9

8.  DEFAULT; TERMINATION OF AGREEMENT
    8.1   DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
    8.2   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . 10
    8.3   EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . 10

                                    i

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9.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . 10
    9.1   INDEMNIFICATION BY THE SELLER. . . . . . . . . . . . . . . . 10
    9.2   INDEMNIFICATION BY BUYER . . . . . . . . . . . . . . . . . . 11
    9.3   CLAIMS FOR INDEMNIFICATION . . . . . . . . . . . . . . . . . 11
    9.4   THIRD-PARTY CLAIMS . . . . . . . . . . . . . . . . . . . . . 11

10. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    10.1  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    10.2  NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.3  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . 13
    10.4  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.5  ENTIRE AGREEMENT; AMENDMENT. . . . . . . . . . . . . . . . . 13
    10.6  COST OF LITIGATION . . . . . . . . . . . . . . . . . . . . . 14
    10.7  INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . 14
    10.8  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . 14
    10.9  APPLICABLE LAW; CHOICE OF VENUE. . . . . . . . . . . . . . . 14
    10.10 EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    10.11 FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . 14

Exhibits
--------
Exhibit 2.2 - Form of Seller Note
Exhibit 3.2(b)(2) - Form of Pledge Agreement
Exhibit 3.2(b)(5) - Form of Opinion of Buyer's Counsel
Exhibit 3.2(c) - Form of Opinion of the Seller's Counsel
Exhibit 5.5 - Form of New Bylaws









                                   ii

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                        STOCK PURCHASE AGREEMENT
                        ------------------------


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of March 24, 1998, between Wesley Industries, Inc., a Michigan corporation ("BUYER"), and Margate Industries, Inc., a Delaware corporation (the "SELLER").


                                RECITALS
                                --------

     A. The Seller is the beneficial owner of an aggregate of 29,682 shares of the Common Stock (the "SELLER SHARES") of New Haven Foundry, a Michigan corporation (the "CORPORATION"), which constitute 45% of the issued and outstanding capital stock of the Corporation.

     B. Buyer is the beneficial owner of an aggregate of 36,960 shares of the Common Stock (the "WESLEY SHARES") of the Corporation, which constitute 55% of the issued and outstanding capital stock of the Corporation. Buyer purchased the Wesley Shares from Seller in July of 1990, pursuant to the terms of a Stock Purchase Agreement, dated December 29, 1989 (the "1989 Purchase Agreement"), between Margate Ventures, Inc. (n/k/a Margate Industries, Inc.), Buyer and the Corporation.

     C. As part of the transactions contemplated by the 1989 Purchase Agreement, (1) the Seller and Buyer entered into a Shareholder's Stock Restriction and Option Agreement, dated July 1, 1990 (the "SHAREHOLDER AGREEMENT"), (2) the Seller, Buyer and the Corporation entered into a Commission Agreement, dated July 1, 1990 (as amended, the "COMMISSION AGREEMENT"), and (3) the Seller and the Corporation entered into a Castings Cleaning Agreement, dated July 1, 1990 (as amended, the "CLEANING AGREEMENT").

     D. Buyer wishes to purchase from the Seller and the Seller wishes to sell to Buyer, upon the terms and conditions hereinafter provided, all of the Seller Shares.

     E. In connection with this Agreement, (1) the Seller and Buyer have agreed to enter into a new Cleaning Contract; (2) the Seller, Buyer and the Corporation have agreed to terminate the Shareholder Agreement, Commission Agreement and the former Cleaning Agreement; and (3) the parties have agreed to take certain other actions, all as described in this Agreement and in the Related Agreements.

     THEREFORE, the parties agree as follows:

     1.   DEFINITIONS.   As used in this Agreement the capitalized terms
listed below shall have the following meanings:

          "CLOSING" is defined in Section 3.1 of this Agreement.

          "CLOSING DATE" is the date on which the Closing takes place.

          "FEES AND COSTS" means reasonable legal (including attorneys' and legal assistants') fees, disbursements and costs; reasonable fees, disbursements and costs of third party consultants and experts; court costs; and similar items.

          "LAWS" means all applicable federal, state, local or foreign laws, zoning and other ordinances, rules, regulations, building and other codes, court or administrative orders, judgments or decrees and common law and equitable doctrines, whether now existing or hereafter enacted or amended.

          "LOSS" means any damages, penalties, fines, liabilities, claims, losses and expenses (including Fees and Costs).

          "RELATED AGREEMENTS" are all written agreements, other than this Agreement, which are executed and delivered by Buyer, the Seller, the Corporation and/or any of their affiliates pursuant to this Agreement in connection with the transactions contemplated by this Agreement (including the Termination Agreement and Release, the Cleaning Contract, the Management and Option Agreement, and the other agreements contemplated thereunder), regardless of whether such other agreements are expressly referred to in this Agreement.

     2.   PURCHASE AND PURCHASE PRICE.

          2.1 PURCHASE OF THE SELLER SHARES. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell to Buyer and Buyer agrees to purchase, effective as of the Closing Date, the Seller Shares upon the delivery of the certificate(s) for the Seller Shares, together with instruments of transfer satisfactory to Buyer in its sole discretion, and delivery to Buyer of evidence satisfactory to Buyer in its sole discretion that the Seller Shares represented by such certificate(s) are free and clear of all liens, claims, encumbrances and charges.

          2.2 PURCHASE PRICE. The aggregate consideration to be paid to the Seller for the Seller Shares (the "PURCHASE PRICE") will be $2,200,000 to be paid as follows: (a) $1,500,000, to be paid to Seller in immediately available funds at the Closing, and (b) Buyer will deliver a Promissory Note ("SELLER NOTE") in the original principal amount of Seven Hundred Thousand Dollars ($700,000), executed by Buyer and payable to Seller, in substantially the form of EXHIBIT 2.2 attached hereto, to be paid in quarterly principal installments of $35,000. Interest will only accrue on overdue amounts under the Seller Note at a per annum rate of 18% of the overdue amount. The Seller Note will be secured by a pledge by Buyer of the Seller Shares on the terms provided in the Pledge Agreement attached as
EXHIBIT 3.2(b)(2).

          2.3 ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree that $10,000 of the Purchase Price is in consideration of the agreements granted to Buyer and the Corporation under the Management and Option Agreement described in Section 3.2(d)(4) below. Buyer and the Seller each warrant to each other that in any tax return or form hereafter filed by Buyer or Seller they will report the allocation of the Purchase Price consistently with such allocation.

     3.   CLOSING.

          3.1  CLOSING DATE.   The closing of the transactions contemplated
by this Agreement (the "CLOSING") will take place at the offices of O'Reilly, Rancilio, Nitz, Andrews & Turnbull, 12900 Hall Road, Sterling Heights 48313 at 10:00 a.m. on March 24, 1998 or such other date and time as may be agreed to by Buyer and the Seller, but in no event later than April 1, 1998.

          3.2  ACTIONS TO BE TAKEN AT THE CLOSING.

          (a) At the Closing, Buyer will pay the cash portion of the Purchase Price, in accordance with Section 2.2 above, and any unpaid amounts owing under the former Cleaning Agreement.

          (b)  At the Closing, Buyer will also deliver to the Seller:

               (1)  The duly executed Seller Note in the form of EXHIBIT
          2.2 attached hereto.

               (2)  The duly executed Pledge Agreement in the form of
          EXHIBIT 3.2(b)(2) attached hereto.

               (3) Certified resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and each Related Agreement to which Buyer is a party.

               (4) A copy of the Articles of Incorporation of Buyer (recently certified by an appropriate state official) and documents (each certified by an appropriate state official) showing that Buyer is duly incorporated and in good standing in Michigan.

               (5) An opinion of counsel to Buyer in substantially the form as set forth on EXHIBIT 3.2(b)(5) attached hereto.

               (6) All amounts due under the Commission Agreement accrued through the end of February, 1998.

               (7) Such additional information and materials as the Seller has reasonably requested.

          (c)  At the Closing, the Seller will deliver to Buyer:

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               (1)  Certificates representing all of the Seller Shares,
          endorsed in blank or with accompanying stock powers duly signed, to be held in escrow under the escrow agreement contemplated in
          Section 3.2(d)(7) below.

               (2) The written resignations of such officers and directors of Corporation that are affiliated with Seller, on or before the Closing Date, together with a statement from the Seller and each officer and director of Corporation that resigns as required above that each either waives or has no claim, as may be appropriate, against the Corporation for unpaid dividends, bonuses, profit sharing or rights or other claims of whatsoever kind, nature or description, other than for unbilled cleaning services under the Cleaning Agreement, amounts due under the Commission Agreement for March, 1998, unpaid amounts under the letter agreement, dated June 15, 1997, signed by Frederick Schriever and Delbert Mullens, and retiree benefits (including, without limitation, pension benefits and healthcare benefits) of any former employees of the Corporation.

               (3) Certified resolutions of its Board of Directors (and Shareholders, if needed) authorizing the execution and delivery of this Agreement and each Related Agreement to which the Seller is a party.

               (4) A copy of the Certificate of Incorporation of the Seller (recently certified by an appropriate state official) and documents (each certified by an appropriate state official) showing that the Seller is duly incorporated and in good standing in Delaware.

               (5) An opinion of counsel to the Seller in substantially the form as set forth on EXHIBIT 3.2(c) attached hereto.

               (6) Such additional information and materials as Buyer has reasonably requested.

          (d) At the Closing, Buyer and Seller will both execute and deliver or cause to be executed and delivered:

               (1) A new Cleaning Contract, in form mutually acceptable to Buyer and Seller, (the "CLEANING CONTRACT"), which shall supersede and replace the former Cleaning Agreement.

               (2) A Termination Agreement and Release in form mutually acceptable to Buyer and Seller, which shall evidence the termination of the Shareholders Agreement, and shall provide for a mutual release of matters occurring up to the Closing Date as more fully specified therein.

               (3) A Management and Option Agreement in form mutually acceptable to Buyer and Seller.

          (e) Buyer and the Seller will execute and deliver such other documents and certificates as are required by the terms of this Agreement and the Related Agreements (including all governmental and third party consents required to be delivered by the Corporation, Buyer or the Seller) or as may be reasonably requested by the other party.

     4. THE SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to Buyer as follows, as of the date of this Agreement and as of the Closing Date:

          4.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION; DUE EXECUTION; NO CONFLICTS.

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has the full power and authority to enter into this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and each of the Related Agreements to which it is a party.

          (b) This Agreement and each Related Agreement to which the Seller is a party have been duly authorized by all necessary action on the part of the Seller. Upon the execution and delivery by the Seller of this Agreement and such Related Agreements, this Agreement and such Related Agreements will constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (c) The Seller's execution, delivery and performance of this Agreement and the Related Agreements to which the Seller is a party will not (i) constitute a breach or violation of (A) any of the Seller's Certificate of Incorporation or Bylaws, (B) any Law or (C) any agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which the Corporation or the Seller is a party or by which Seller or any of its assets or properties are bound or affected; (ii) constitute a violation of any order, judgment or decree to which the Seller is a party or by which Corporation or the Seller is bound or affected; (iii) result in the creation of any lien, charge or encumbrance upon the Seller Shares or the Corporation; or (iv) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with any governmental entity or any third party.

          (d) The Seller has good and unencumbered marketable title to the Seller Shares, free and clear of all security interests, liens, pledges, charges or encumbrances of any nature, and upon consummation of the sale of the Seller Shares to Buyer, Buyer will acquire good and unencumbered marketable title to, and all right and interest to, all of the Seller Shares, free and clear of all security interests, liens, pledges, charges or encumbrances of any nature, other than the lien of Seller contemplated in Section 3.2(b)(2) above. Other than the Shareholders Agreement, there are no options, calls, warrants or other agreements outstanding which relate to the Seller Shares.

          4.2  CAPITALIZATION.

          (a) The Seller Shares and the Wesley Shares (1) constitute all of the issued and outstanding capital stock of the Corporation and (2) are validly authorized and issued, fully paid, nonassessable and free of preemptive rights.

          (b) There are no (1) options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Corporation or obligating Corporation to grant, issue or sell any shares of stock or other equity interest in the Corporation; (2) agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on revenues or earnings of the Corporation, other than the Commission Agreement; or (3) voting trusts, proxies or other agreements or understandings with respect to the voting of Seller Shares.

          4.3 GUARANTEES. The Corporation has not guaranteed any debt or obligation of the Seller.

          4.4 RELATED PARTIES. After the Closing, there will be no contractual relationships between the Corporation and the Seller or any affiliate of the Seller, or between Corporation and any entity in which the Seller or any affiliate of the Seller have an interest, other than the Related Agreements and the unreleased contracts and obligations referred to in Section 3.2(c)(2) above.

          4.5 BROKERS. Neither the Corporation nor the Seller (a) has dealt with any broker or finder in connection with this transaction; (b) has caused or created any liability to any broker or finder in connection with this transaction; or (c) is aware of any claim from any third party that it is entitled to brokerage, finders or other similar fees in connection with this transaction.

          4.6 INDEPENDENT DECISION. Buyer and the Corporation have made available to the Seller the opportunity to ask questions of, and receive answers from, Buyer and the Corporation and persons acting on their behalf concerning the Corporation, and to obtain any additional information, to the extent Buyer or the Corporation possessed such information or could acquire it without unreasonable effort or expense, that was necessary to determine the value of the Corporation and the Seller Shares. The Seller has made its own independent decision concerning the terms and conditions of this Agreement and the Related Agreements.

     5. BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date, and covenants to the Seller, as follows:

          5.1 ORGANIZATION; POWER AND AUTHORITY. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has the full power and authority to enter into this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and each of the Related Agreements to which it is a party.

          5.2  AUTHORIZATION; DUE EXECUTION; NO CONFLICTS.

          (a) This Agreement and each Related Agreement to which Buyer is a party have been duly authorized by all necessary corporate action on Buyer's part. Upon the execution and delivery by Buyer of this Agreement and such Related Agreements, this Agreement and such Related Agreements will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          (b) Buyer's execution, delivery and performance of this Agreement and the Related Agreements will not (1) constitute a breach or violation of (A) Buyer's Articles of Incorporation or Bylaws, (B) any Law, or (C) any agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which Buyer is a party or by which Buyer or Buyer's assets or properties are bound or affected; or (2) constitute a violation of any order, judgment or decree to which Buyer is a party or by which Buyer or Buyer's assets or properties is bound or affected.

          5.3 BROKERS. Buyer (a) has not dealt with any broker or finder in connection with this transaction; (b) has not caused or created any liability to any broker or finder in connection with this transaction; and
(c) is not aware of any claim from any third party that it is entitled to brokerage, finders or other similar fees in connection with this transaction.

          5.4 INVESTMENT INTENT. Buyer is acquiring the Seller Shares in accordance with this Agreement for its own account, for investment and not with a view to the sale or distribution thereof.

          5.5 NEW BYLAWS. Within 15 days of the Closing Date, new bylaws for the Corporation will be adopted in the form of Exhibit 5.5 attached hereto, and upon request from Seller, the Corporation will provide Seller with a certified copy of its new bylaws.

          5.6 COMMISSION AGREEMENT. Buyer shall cause the Corporation to pay a pro rated commission to Seller under the Commission Agreement by April 20, 1998, equal to the result of multiplying (a) the amount which would have been due under the Commission Agreement for March, 1998 (if such Commission Agreement had not been terminated on the

Closing Date) by (b) a fraction in which the numerator is the day in March on which this Agreement is signed and the denominator is 31.

     6. SURVIVAL OF OBLIGATIONS AND REPRESENTATIONS AND WARRANTIES. The provisions of, and the parties' obligations under, this Agreement
(including Buyer's and the Seller's representations and warranties) will continue and will survive the Closing.

     7.   CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATION TO CLOSE.

          7.1 BUYER'S CONDITIONS PRECEDENT. Buyer's obligations under this Agreement are subject to the satisfaction at or before the Closing Date of each of the following conditions (the fulfillment of any of which may be waived in writing by Buyer):

          (a) All terms, covenants and conditions of this Agreement and the Related Agreements to be complied with or performed by the Corporation or the Seller prior to or on the Closing Date will have been fully complied with and performed by the Corporation or the Seller (as applicable), including, without limitation, the Seller's timely taking of all actions and delivery of all documents required to be taken and delivered by it under this Agreement and the Related Agreements.

          (b) All representations, warranties, disclosures and statements of the Seller contained in this Agreement and the Related Agreements will be true and complete as of the date of this Agreement and the Closing Date.

          (c) The Seller will have furnished to Buyer all certificates, resignations, opinions and agreements required to be provided by the Seller under Section 3.2.

          (d) Buyer shall have obtained adequate financing for the transaction contemplated by this Agreement and Buyer's other financial needs, on term and conditions satisfactory to Buyer.

          (e) No development shall have occurred which materially and adversely affects the value of the Corporation and no material change in the nature of the relationships between the Corporation and its suppliers and customers shall have occurred.

          7.2 THE SELLER'S CONDITIONS PRECEDENT. The Seller's obligation under this Agreement are subject to the satisfaction at or before the Closing Date of the following conditions (the fulfillment of any of which may be waived in writing by the Seller):

          (a) All terms, covenants and conditions of this Agreement and the Related Agreements to be complied with or performed by Buyer prior to or on the Closing Date will have been fully complied with and performed by Buyer, including Buyer's timely taking of all actions and delivery of all documents required to be taken and delivered by it under this Agreement and the Related Agreements.

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

          (b) All representations, warranties, disclosures and statements of Buyer contained in this Agreement and the Related Agreements will be true and complete as of the date of this Agreement and on the Closing Date.

          (c) Buyer will have furnished to the Seller all certificates, opinions and agreements required to be provided by Buyer under Section 3.2.

          (d) The Seller shall have obtained all necessary approvals by its Board of Directors and, if necessary, shareholders.

          7.3 MUTUAL CONDITION PRECEDENT. Unless waived in writing by each party, it will be a further condition to the consummation of this transaction that no litigation will have been commenced or threatened to challenge the right of any party to consummate the transactions contemplated under this Agreement and the Related Agreements.

     8.   DEFAULT; TERMINATION OF AGREEMENT.

          8.1 DEFAULT. Buyer's and the Seller's obligations under this Agreement are of a special and unique character and Buyer's or the Seller's failure to perform its or their obligations will cause irreparable injury to the other party, the amount of which would be extremely difficult, if not impossible, to estimate or determine and which may not be adequately compensable by monetary damages alone. Therefore, the injured party will be entitled, as a matter of course, to an injunction, restraining order, writ of mandamus or other equitable relief from any court of competent jurisdiction, including specific performance, restraining any violation or threatened violation of any term of this Agreement or any Related Agreement, or requiring compliance with or performance of any obligation under this Agreement or such Related Agreement, by the violating party or parties, or such other persons as the court may order. The parties' rights under this Section 8.1 are cumulative and are in addition to the rights and remedies otherwise available to them under Section 8.2 below, any other provision of this Agreement and any other agreement or applicable Law.

          8.2 TERMINATION. This Agreement may be terminated at any time before the Closing as follows:

          (a) At the election of Buyer, by notice to the Seller at any time if any of Buyer's conditions precedent to Closing, as specified in Section 7.1 or 7.3 above, has not been satisfied as of the Closing Date or has at any time become incapable of being satisfied by the Closing Date.

          (b) At the election of the Seller, by notice to Buyer, if any of the Seller's conditions precedent to Closing, as specified in Section
     7.2 or 7.3 above, has not been satisfied as of the Closing Date or has at any time become incapable of being satisfied by the Closing Date.

          (c)  By mutual agreement of the parties hereto.

          8.3 EFFECT OF TERMINATION. Except as set forth in the last sentence of this Section 8.3, if this Agreement terminates in accordance with Section 8.2 above, it will be null and void and have no further force or effect, except as to Section 10.10 hereof. The parties' rights under this Section 8.3 are cumulative and are in addition to the other rights and remedies available to them under Section 8.1 above, any other provision of this Agreement, any other agreement or applicable Law.

     9.   INDEMNIFICATION.

          9.1 INDEMNIFICATION BY THE SELLER. The Seller will indemnify and hold Buyer and its subsidiaries, affiliates, directors, officers, employees, agents and representatives harmless against any Loss which may be incurred by Buyer as a result of:

          (a) Any breach by the Seller of any of its representations and warranties contained in this Agreement or any Related Agreement or the Seller's breach or violation of any covenants or agreements made in this Agreement or any Related Agreement or the exhibits or schedules to this Agreement or any Related Agreement.

          (b) Any action, suit, proceeding, investigation, assessment or judgment relating to any of the matters indemnified against in this
     Section 9.1, including Fees and Costs (whether prior to or at trial or in appellate proceedings).

          9.2 INDEMNIFICATION BY BUYER. Buyer will indemnify and hold the Seller and its subsidiaries, affiliates (other than the Corporation), directors, officers, employees, agents and representatives harmless against any Loss which may be incurred by the Seller as a result of:

          (a) Any breach by Buyer of any of Buyer's representations, warranties, covenants or agreements made in this Agreement or any Related Agreement or the exhibits or schedules to this Agreement or any Related Agreement.

          (b) Any action, suit, proceeding, investigation, assessment or judgment relating to any of the matters indemnified against in this
     Section 9.2, including Fees and Costs (whether prior to or at trial or in appellate proceedings).

          9.3  CLAIMS FOR INDEMNIFICATION.

          (a)  Whenever any claim is made for indemnification under this
Section 9, the person claiming such indemnification (the "CLAIMANT") will notify the party against whom indemnification is sought (the "INDEMNIFYING PARTY") promptly after the Claimant has actual knowledge of any event which might give rise to a claim for indemnification under this Agreement; provided that if the Claimant receives a complaint, petition or any other pleading in

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connection with a claim which requires the filing of an answer or other responsive pleading, it will furnish the Indemnifying Party with a copy of such pleading as soon as possible after receipt.

          (b) The failure by the Claimant to give notice of a claim as required in Section 9.3(a) above or a delay in giving such notice will not affect the validity or amount of such claim and the indemnification obligations of the Indemnifying Party will remain in effect as to such claim, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced or materially and adversely affected thereby.

          (c) Any claim made for indemnification under this Section 9 must be made within four years and one month from the Closing.

          9.4 THIRD-PARTY CLAIMS. If the facts giving rise to the right of indemnification under Sections 9.1 or 9.2 above involve any actual or threatened claim or demand by any third party against the Claimant or any possible claim by the Claimant against any third party ("THIRD-PARTY CLAIM"), and if, within 15 days after receipt of notice of the claim, the Indemnifying Party gives the Claimant an agreement in writing, in form and substance reasonably satisfactory to the Claimant, agreeing to indemnify and hold the Claimant harmless from all costs and liability arising from such Third-Party Claim (and including, if required by the Claimant, adequate assurances of the Indemnifying Party's ability to meet its obligations under this Section 9), the Indemnifying Party may, at its own expense, undertake full responsibility for the defense or prosecution of such Third-Party Claim and may contest or, subject to the following sentence, settle or compromise it on such terms as it may choose. Notwithstanding the foregoing, the Claimant may not settle or compromise any Third-Party Claim over the objection of the Indemnifying Party; provided, however, that if the settlement or compromise does not result in liability to the Indemnifying Party or require the Indemnifying Party to take any action or refrain from taking any action or otherwise restrict or limit in any way Buyer's ability to operate its business or the Corporation after the Closing, consent to such settlement or compromise will not be required. If the Indemnifying Party fails to deliver such an agreement of indemnity to the Claimant, (a) the Claimant will be entitled to defend or prosecute such Claim with counsel of its own choice (the Fees and Costs of such defense or prosecution being indemnified under this Section 9), and
(b) the Claimant may settle or compromise the Third-Party Claim on such terms as it may choose. An Indemnifying Party's defense or prosecution of, or participation in, a Third-Party Claim will not in any manner relieve the Indemnifying Party of its other obligations to indemnify the Claimant under this Section 9.

     10.  MISCELLANEOUS.

          10.1 NOTICES. Any notice required or permitted to be given under this Agreement must be in writing. Any such written communication shall be deemed to have been duly given, and shall be deemed sufficient to preserve the rights of the sending party if either (a) mailed by U.S. mail, with postage prepaid by sender or sent by recognized overnight courier (such as Airborne or Federal Express), with charges prepaid by sender and receipted for by or on behalf

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

of the intended recipient, in each case to the following address, or else
(b) delivered by hand and receipted for by or on behalf of the intended recipient:

        (a)     To Buyer:        Wesley Industries, Inc.
                                 1825 S. Woodward Ave., Suite 205
                                 Bloomfield Hills, Michigan  48302
                                 Attn: Delbert Mullens

                With a copy to:  Wesley Industries, Inc.
                                 1825 S. Woodward Ave., Suite 205
                                 Bloomfield Hills, Michigan  48302
                                 Attn: William Noakes

                And a copy to:   Honigman Miller Schwartz and Cohn
                                 2290 First National Building
                                 Detroit, Michigan  48226
                                 Attn: Alex Parrish

        (b)     To the Seller:   Margate Industries, Inc.
                                 129 North Main
                                 Yale, Michigan  48097
                                 Attn: President

                With a copy to:  O'Reilly, Rancilio, Nitz,
                                 Andrews & Turnbull,
                                 One Sterling Town Center
                                 12900 Hall Road, Suite 350
                                 Sterling Heights, Michigan 48313
                                 Attn:  Charles Turnbull

                And a copy to:   Frederick G. Schriever
                                 19950 Harper
                                 Harper Woods, MI  48225
                                 (or P.O. Box 36117
                                 Detroit, MI  48236)

Addresses for notices may be changed by notice given pursuant to this
Section 10.1.

         10.2 NO WAIVER. No waiver of any breach of any provision of this Agreement will be deemed a waiver of any preceding or succeeding breach or of any other provision of this Agreement. No extension of time for performance of any obligations or acts will be deemed a extension of the time for performance of any other obligations or acts.

         10.3 SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of the parties and their successors and assigns.

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

         10.4 SEVERABILITY. The provisions of this Agreement will be deemed severable, and if any provision or part of this Agreement is held illegal, void or invalid under applicable law, such provision or part may be changed to the extent reasonably necessary to make the provision or part, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

         10.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Related Agreements and the schedules and the exhibits attached to this Agreement and the Related Agreements contain the entire agreement of the parties with respect to the transactions contemplated by this Agreement and the Related Agreements and supersede all prior or contemporaneous agreements, understandings, negotiations and discussions of the parties. This Agreement may be altered or amended only by an instrument in writing, duly executed by Buyer and the Seller.

         10.6 COST OF LITIGATION. If any party breaches this Agreement or any Related Agreement and if counsel is employed to enforce this Agreement or a Related Agreement, the successful party will be entitled to Fees and Costs associated with such enforcement.

         10.7 INTERPRETATION. This Agreement and the Related Agreements are being entered into among competent and experienced business persons, represented by counsel, and have been reviewed by the parties and their counsel. Therefore, any ambiguous language in this Agreement or any Related Agreement will not necessarily be construed against any particular party as the drafter of such language.

         10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts. All counterparts will be construed together and will constitute one agreement.

         10.9 APPLICABLE LAW; CHOICE OF VENUE. The laws of the State of Michigan shall govern this Agreement, its construction and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Macomb shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and the Related Agreements and that all litigation arising out of or relating to this Agreement and the Related Agreements shall be commenced at the United States District Court for the Eastern District of Michigan or in the Macomb County (Michigan) Circuit Court.

         10.10 EXPENSES. Except as otherwise provided in this Agreement or the Related Agreements, each party will bear its own expenses in connection with the transactions contemplated by this Agreement, including costs of their respective attorneys and accountants.

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         10.11 FURTHER ASSURANCES. If at any time after the execution of this Agreement, Buyer or the Seller reasonably considers or is advised that any further actions, assignments or assurances on its part are necessary or desirable to carry out the intent and accomplish the purposes of this Agreement and the Related Agreements, it will, at its own expense, take such actions, execute and make all such assignments and assurances and do all things necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement and the Related Agreements.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth in the introductory paragraph of this Agreement.

                                   "Buyer"

                                   WESLEY INDUSTRIES, INC.,
                                   a Michigan corporation


                                   By:__________________________________
                                      Name:  Delbert W. Mullens
                                      Title: President


                                   "Seller"

                                   MARGATE INDUSTRIES, INC.,
                                   a Delaware corporation


                                   By: _________________________________
                                      Name:____________________________
                                      Title:___________________________









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